Exhibit 99.1

Sensei Biotherapeutics Reports Second Quarter 2024 Financial Results and Recent Business Highlights

- Promising Phase 1/2 SNS-101 clinical data presented at ASCO 2024 -

- Enrollment in the Phase 1 dose expansion of SNS-101 clinical trial advancing with initial data on track for Q4 2024 -

- Strong balance sheet with cash runway into the fourth quarter of 2025 -

BOSTON, MA – August 06, 2024 – Sensei Biotherapeutics, Inc. (Nasdaq: SNSE), a clinical stage immuno-oncology company focused on the discovery and development of next-generation therapeutics for cancer patients, today reported financial results for the second quarter ended June 30, 2024, and provided corporate updates.

“Collectively, the clinical data presented on SNS-101 over the past six months demonstrated early signs of clinical activity in a patient population generally resistant to immunotherapy, a well-tolerated safety profile, and the avoidance of a pharmacokinetic sink that hindered first-generation approaches to targeting VISTA,” said John Celebi, President and Chief Executive Officer. “We believe these data validate that a pH-selective approach can overcome the previous hurdles associated with targeting VISTA, and we look forward to advancing patient enrollment in dose expansion cohorts to inform our Phase 2 trial design. With cash runway into the fourth quarter of 2025, we believe we are well positioned to substantially progress SNS-101 as we seek to create value for Sensei’s stockholders by developing innovative new treatment options for patients.”

Clinical Highlights and Milestones

SNS-101

SNS-101 is a conditionally active antibody harnessing the acidic tumor microenvironment to selectively target the immune checkpoint VISTA (V-domain Ig suppressor of T cell activation). VISTA is implicated in numerous cancer indications and its expression correlates with low survival rates.

Sensei is conducting a multi-center Phase 1/2 clinical trial to evaluate the safety, tolerability, pharmacokinetics, pharmacodynamics, and efficacy of SNS-101 as both a monotherapy and in combination with Regeneron’s PD-1 inhibitor Libtayo® (cemiplimab) in patients with advanced solid tumors.

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In May 2024, Sensei presented promising clinical data from the dose escalation portion of its Phase 1/2 trial of SNS-101 at the 2024 American Society of Oncology (ASCO) Annual Meeting. As of the April 30, 2024 data cutoff, SNS-101 demonstrated preliminary evidence of promising clinical activity in multiple tumor types, a potentially best-in-class pharmacokinetic (PK) profile and was well tolerated alone and in combination with cemiplimab, with no dose-limiting toxicities observed.

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Patient enrollment is advancing in the dose expansion portion of the Phase 1/2 study. The Company is on track to report initial data from the dose expansion cohorts and hold an end-of-Phase 1 meeting with the FDA by the end of 2024.

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In April 2024, Sensei published a peer-reviewed research paper in Nature Communications describing the mechanism of action of SNS-101 selectively targeting the active form of VISTA within the tumor microenvironment.

Corporate Updates

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Sensei announces the appointment of Josiah Craver effective as of July 22, 2024, as Senior Vice President of Finance. Mr. Craver brings extensive experience in finance and accounting. Prior to joining Sensei in July 2024, he was the SVP of finance and corporate controller at KALA BIO and held senior finance positions at Solid Biosciences, including VP of finance and corporate controller after starting his career at PricewaterhouseCoopers in the health industries audit practice primarily serving life science and biotech companies of all sizes. Mr. Craver holds a M.S. in Accountancy and is a Certified Public Accountant.

Second Quarter 2024 Financial Results

Cash Position: Cash, cash equivalents and marketable securities were $52.3 million as of June 30, 2024. Sensei expects its current cash balance to fund operations into the fourth quarter of 2025.

Research and Development (R&D) Expenses: R&D expenses were $4.6 million for the quarter ended June 30, 2024, compared to $4.8 million for the quarter ended June 30, 2023. The decrease in R&D expenses was primarily attributable to lower outside research fees and lower costs related to preclinical research, primarily offset by higher expenses associated with clinical trials.

General and Administrative (G&A) Expenses: G&A expenses were $3.2 million for the quarter ended June 30, 2024, compared to $5.4 million for the quarter ended June 30, 2023. The decrease in G&A expense was primarily attributable to decreased cost for external professional services

Net Loss: Net loss was $7.1 million for the quarter ended June 30, 2024, compared to $9.4million for the quarter ended June 30, 2023.

About Sensei Biotherapeutics

Sensei Biotherapeutics (Nasdaq: SNSE) is a clinical stage immuno-oncology company focused on the discovery and development of next-generation therapeutics for cancer patients. Through its TMAb™ (Tumor Microenvironment Activated biologics) platform, Sensei develops conditionally active therapeutics designed to disable immunosuppressive signals or activate immunostimulatory signals selectively in the tumor microenvironment to unleash T cells against tumors. Sensei’s lead product candidate is SNS-101, a conditionally active antibody designed to block the V-domain Ig suppressor of T cell activation (VISTA) checkpoint selectively within the low pH tumor microenvironment, where VISTA acts as a suppressor of T cells by binding the receptor PSGL-1. The company is also developing SNS-102, a conditionally active monoclonal antibody targeting V-Set and Immunoglobulin Domain Containing 4 (VSIG-4); SNS-103, a conditionally active monoclonal antibody targeting ecto-nucleoside triphosphate diphosphohydrolase-1 (ENTPDase1), also known as CD39; and SNS-201, a conditionally active

VISTAxCD28 bispecific antibody consisting of a CD28 agonist arm and a pH-sensitive anti-VISTA arm. For more information, please visit www.senseibio.com, and follow the company on X @SenseiBio and LinkedIn.

Condensed Statements of Operations

(Unaudited, in thousands except share and per share data)

	Three Months Ended June 30,
	2024	2023
Operating expenses:
Research and development	$4,584	$4,784
General and administrative	3,203	5,393

Total operating expenses	7,787	10,177

Loss from operations	(7,787)	(10,177)
Total other income	645	791
Net loss	(7,142)	(9,386)

Net loss attributable to common stockholders	(7,142)
Net loss per share, basic and diluted	$(0.28)	$(0.31)

Weighted-average common shares outstanding, basic and diluted	25,104,439	30,507,018

Selected Condensed Balance Sheet Data

(Unaudited, in thousands)

	Jane 30, 2024	December 31, 2023
Cash and cash equivalents	$11,891	$13,011
Marketable securities	40,398	52,746
Total assets	59,799	74,374
Total liabilities	7,607	9,479
Total stockholders’ equity	52,192	64,895

Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words and phrases such as “believe”, “designed to,” “expect”, “may”, “plan”, “potential”, “will”, and similar expressions, and are based on Sensei’s current beliefs and expectations. These forward-looking statements include expectations regarding the development and potential therapeutic benefits of Sensei’s product candidates, the timing of Sensei’s Phase 1/2 clinical trial of SNS-101, including reporting of data therefrom, and its belief that its existing cash and cash equivalents will be sufficient to fund its operations into the fourth quarter of 2025. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties inherent in the development of therapeutic product candidates, such as the risk that any one or more of Sensei’s product candidates will not be successfully developed or commercialized; the risk of delay or cessation of any planned clinical trials of Sensei’s product candidates; the risk that prior results, such as signals of safety, activity or durability of effect, observed from preclinical trials, will not be replicated or will not continue in ongoing or future studies or clinical trials involving Sensei’s product candidates; the risk that Sensei’s product candidates or procedures in connection with the administration thereof will not have the safety or efficacy profile that Sensei anticipates; risks associated with Sensei’s dependence on third-party suppliers and manufacturers, including sole source suppliers, over which Sensei may not always have full control; risks regarding the accuracy of Sensei’s estimates of expenses, capital requirements and needs for additional financing; and other risks and uncertainties that are described in Sensei’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (SEC) on August 6, 2024 and Sensei’s other Periodic Reports filed with the SEC. Any forward-looking statements speak only as of the date of this press release and are based on information available to Sensei as of the date of this release, and Sensei assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Michael Biega

Senior Director, Investor Relations

Sensei Biotherapeutics

mbiega@senseibio.com

Media Contact:

Joyce Allaire

LifeSci Advisors

Jallaire@lifesciadvisors.com